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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30729, 33-41417, and 33-41475), and on Form S-8 (Nos. 2-92085, 33-44044, 33-45365,
33-46779, 33-51445, 33-51579, 33-53815, 33-53819, 33-62043, 33-62045, 333-12583,
333-12589, 333-12591, 333-13219, 333-30127, 333-23661, 333-23663, and 333-37497)
of CBS Corporation of our report dated February 12, 1996 except for the restatements discussed in notes 1 and 7, for which the dates are March 31, 1996, November 13, 1996, and September 30, 1997, appearing on page 25 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 56 of this Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Pittsburgh, Pennsylvania
March 24, 1998

                                CBS CORPORATION
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